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                                    EXHIBIT 21

                          Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 2001 and the jurisdiction in which each is organized. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.

                                                                      State or
                                                                    Country of
Subsidiary                                                        Organization
----------                                                        ------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                          Pennsylvania

Subsidiaries of CDI Corporation:
     CDI AndersElite Limited (b)                                  United Kingdom
     CDI Engineering Group, Inc.                                  Delaware
     CDI Holdings (UK) Limited                                    United Kingdom
     CDI Marine Company                                           Florida
     CDI Telecommunications, Inc.                                 Pennsylvania
     Center for Design Innovation S. de R.L. de C.V. (c)          Mexico
     CompData Services Corporation                                Delaware
     The M&T Company                                              Pennsylvania
     Management Recruiters International, Inc. (d)                Delaware
     Maplehill Corporation                                        Delaware
     Modern Engineering, Inc.                                     Michigan
     Todays Staffing, Inc. (e)                                    Pennsylvania
     1175748 Ontario Limited                                      Canada

Subsidiary of CDI AndersElite Limited:
     CDI AndersElite Ireland Limited                              Ireland
     EuroElite Plc                                                United Kingdom

Subsidiary of CDI Engineering Group, Inc.:
     The Herzog-Hart Group, Inc.                                  Delaware

Subsidiaries of The Herzog-Hart Group, Inc.:
     Herzog-Hart Corp.                                            Massachusetts
     Herzog-Hart Limited                                          United Kingdom

Subsidiary of CDI Holdings (UK) Limited:
     Harvard Associates Limited                                   United Kingdom

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                                       Delaware
     InterExec, Inc. (f)                                          Ohio
     Management Recruiters of Cuernevaca, Inc.                    Ohio




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                                                                     State or
                                                                   Country of

Subsidiary                                                        Organization
----------                                                        --------------
Subsidiary of Brownshill Corporation:
     Brownshill Holdings Limited                                  United Kingdom

Subsidiary of Brownshill Holdings Limited:
     MRI Worldwide Ltd                                            United Kingdom

Subsidiary of Maplehill Corporation:
     Asset Computer Personnel Corporation                         Nova Scotia

Subsidiaries of Todays Staffing, Inc.:
     Todays Staffing, Ltd.                                        Canada
     Todays Legal Staffing, Inc.                                  Pennsylvania
     Spectra, Inc.                                                Massachusetts

Subsidiary of 1175748 Ontario Limited:
     CDI Technical Services, Ltd. (g)                             Canada



(a) CDI Corporation also conducts its business using the trade names of CDI Technical Services, CDI Information Technology Services, CDI CAD Services, CDI Engineering Services, CDI Managed CADD Services and CDI Managed Staffing Services.

(b) CDI AndersElite Limited also conducts its business using the trade name of CDI Technical Services.

(c) Center for Design Innovation S. de R.L. de C.V. also conducts its business using the tradename of CDI.

(d) Management Recruiters International, Inc. also conducts its business using the trade names of Sales Consultants, Office Mates 5, CompuSearch, ConferView and Banister International.

(e) Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing and Todays Office Staffing.

(f)  InterExec, Inc. also conducts its business using the trade name of DayStar.

(g) CDI Technical Services Ltd. also conducts its business using the trade name of CDI Information Services.